EX-99.1

                           CERTIFICATIONS PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. section
1350), the undersigned officers of American Municipal Income Portfolio Inc. (the "Fund") do hereby certify, to the best of each such officer's knowledge, that:

1. The N-CSR of the Fund (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Fund.

By   /s/ Thomas S. Schreier, Jr.
     ---------------------------
     Thomas S. Schreier, Jr.
     President

Date:  September 30, 2003

By   /s/ Robert H. Nelson
     --------------------
     Robert H. Nelson
     Treasurer

Date: September 30, 2003